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                                                                      EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries

(Dollars in Millions)                                                                   THREE MONTHS ENDED MARCH 31, 2002
---------------------                                                                   ---------------------------------
Income before provision for income taxes, extraordinary item and cumulative
   effect of accounting change                                                                       $  973
Minority interest                                                                                       243
Loss from unconsolidated businesses(1)                                                                1,255
Dividends from unconsolidated businesses                                                                 97
Interest expense                                                                                        814
Portion of rent expense representing interest                                                           118
Amortization of capitalized interest                                                                     21
                                                                                                     ------
Income, as adjusted                                                                                  $3,521
                                                                                                     ======

Fixed charges:
Interest expense                                                                                     $  814
Portion of rent expense representing interest                                                           118
Capitalized interest                                                                                     37
Preferred stock dividend requirement                                                                      3
                                                                                                     ------
Fixed charges                                                                                        $  972
                                                                                                     ======

Ratio of earnings to fixed charges                                                                     3.62
                                                                                                     ======

(1) Excludes the write-down of cost method investments.